Exhibit 99.2
PRELIMINARY—SUBJECT TO COMPLETION
K-SEA TRANSPORTATION PARTNERS L.P. PROXY CARD
Proxy for Special Meeting of Unitholders to be held on [•], 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
K-SEA GENERAL PARTNER GP LLC
     The undersigned, whose signature appears on the reverse, hereby constitutes and appoints Timothy J. Casey and Richard P. Falcinelli proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all preferred units of K-Sea Transportation Partners L.P., a Delaware limited partnership (“K-Sea”), that the undersigned would be entitled to vote if personally present at the special meeting to be held at            on      , 2011 at      , and at any adjournment thereof, upon the matters set forth on the reverse side, and all other matters as may properly come before the special meeting or any adjournment thereof.
     Your preferred units will be voted as directed on this proxy. If this card is signed and no direction is given for any item, it will be voted in favor of all items.
     Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.
☐	To change the address on your account, please check the box at left and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.
     YOUR VOTE IS IMPORTANT. BY RETURNING YOUR PROXY PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP K-SEA AVOID ADDITIONAL EXPENSES.
(Continued and to be signed on the reverse side)
SEE REVERSE SIDE

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.
THE BOARD OF DIRECTORS OF K-SEA GENERAL PARTNER GP LLC, THE GENERAL PARTNER OF K-SEA’S GENERAL PARTNER, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

		FOR	AGAINST	ABSTAIN
No. 1	The approval of the Agreement and Plan of Merger dated as of March 13, 2011, as such agreement may be amended from time to time, by and among K-Sea, K-Sea General Partner L.P., K-Sea General Partner GP LLC, K-Sea IDR Holdings LLC, Kirby Corporation (“Kirby”), KSP Holding Sub, LLC, KSP LP Sub, LLC, and KSP Merger Sub, LLC (“Merger Sub”), pursuant to which Merger Sub will be merged with and into K-Sea (the “merger”), with K-Sea surviving the merger as an indirect wholly owned subsidiary of Kirby, and the transactions contemplated thereby, including the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
No. 2	The proposal to approve the Amended and Restated K-Sea Transportation Partners L.P. Long-Term Incentive Plan, including an increase in the number of common units of K-Sea authorized for issuance thereunder from 440,000 common units to 940,000 common units.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
No. 3	The proposal to approve, on an advisory basis, the compensation to be received by K-Sea General Partner GP LLC executive officers in connection with the merger.	☐	☐	☐
     The Notice of Special Meeting of Unitholders and the Proxy Statement for the Special Meeting of are available at
http://www.k-sea.com.

Signature:	Signature:	Date:
Note: Your signature should conform with your name as printed above. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.